UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 30, 2021

Date of Report (Date of earliest event reported)

G3 VRM Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40565	85-2202109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Boylston Street, Suite 302 Boston, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 531-9911

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GGGV	The Nasdaq Stock Market LLC
Rights	GGGVR	The Nasdaq Stock Market LLC
Units	GGGVU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2021, the registration statement (File No. 333-255226) (the “Registration Statement”) relating to the initial public offering (“IPO”) of G3 VRM Acquisition Corp. (the “Company”) was declared effective by the Securities and Exchange Commission. In connection therewith, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated June 30, 2021, by and between the Company and Maxim Group LLC;

●	A Rights Agreement, dated June 30, 2021, by and between the Company and Continental Stock Transfer & Trust Company;

●	Letter Agreements, dated June 30, 2021, by and between the Company’s officers, directors and shareholders;

●	An Investment Management Trust Agreement, dated June 30, 2021, by and between Continental Stock Transfer & Trust Company and the Company;

●	A Registration Rights Agreement, dated June 30, 2021, by and among the Company and the initial shareholders of the Company;

●	A Private Placement Unit Purchase Agreement, dated June 30, 2021, by and between the Company, G3 VRM Holdings LLC and Maxim Partners LLC;

●	Indemnity Agreements, dated June 30, 2021, by and among the Company and the directors and officers of the Company; and

●	An Administrative Service Agreement, dated June 30, 2021, by and between the Company and G3 VRM Holdings LLC.

On July 6, 2021, the Company consummated the IPO of 10,626,000 units (the “Units”), including 626,000 Units pursuant to the partial exercise of the underwriter’s over-allotment option described below. Each Unit consists of one share of common stock, $0.0001 par value (“Common Stock”), and one right (“Right”) to receive one-tenth (1/10) of a share of Common Stock upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $106,260,000. The Company granted the underwriters a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments, if any.

As of July 6, 2021, a total of $107,853,900 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of the Company’s public shareholders. An audited balance sheet as of July 6, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement will be filed within 4 business days of the consummation of the IPO.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with G3 VRM Holdings LLC and Maxim Partners LLC of 569,410 units (the “Private Units”), generating total proceeds of $5,694,100.

The Private Units are identical to the Units sold as part of the public Units in the IPO. Additionally, such initial purchasers agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until 30 days following the completion of the Company’s initial business combination. Such initial purchasers were granted certain demand and piggyback registration rights in connection with the purchase of the Private Units.

The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2021, in connection with the IPO, the Company filed its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The terms of the Amended and Restated Certificate of Incorporation are set forth in the Registration Statement and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 30, 2021, by and between the Company and Maxim Group LLC

3.1	Amended and Restated Certificate of Incorporation

4.1	Rights Agreement, dated June 30, 2021, by and between the Company and Continental Stock Transfer & Trust Company

10.1	Letter Agreements, dated June 30, 2021, by and between the Company’s officers, directors and certain shareholders

10.2	Investment Management Trust Agreement, dated June 30, 2021, by and between Continental Stock Transfer & Trust Company and the Company

10.3	Registration Rights Agreement, dated June 30, 2021, by and among the Company and the initial shareholders of the Company

10.4	Private Placement Unit Purchase Agreement, dated June 30, 2021, by and between the Company, G3 VRM Holdings LLC and Maxim Partners LLC

10.5	Indemnity Agreements, dated June 30, 2021, by and among the Company and the directors and officers of the Company

10.6	Administrative Service Agreement, dated June 30, 2021, by and between the Company and G3 VRM Holdings LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2021

G3 VRM ACQUISITION CORP.

By:	/s/ Matthew Konkle
Name:	Matthew Konkle
Title:	Chief Executive Officer